Exhibit 99.1
CONTACT:
Elizabeth Besen
Director of Investor Relations
(516) 734-3859
elizabeth.besen@dealertrack.com

DEALERTRACK HOLDINGS REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

RAISES REVENUE AND EARNINGS GUIDANCE

Lake Success, N.Y., May 9, 2011 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the first quarter ended March 31, 2011.

GAAP Results for the First Quarter 2011
▪	Revenue for the quarter was $77.2 million, as compared to $56.8 million for the first quarter of 2010.
▪
GAAP net income for the quarter was $24.7 million, as compared to GAAP net loss of $(2.5) million for the first quarter of 2010.  GAAP net income for the first quarter of 2011 was positively impacted by a $24.5 million non-cash reduction in the valuation allowance against the company’s net U.S. deferred tax assets.

▪
Diluted GAAP net income per share for the quarter was $0.59, as compared to GAAP net loss per share of $(0.06) for the first quarter of 2010.  Diluted GAAP net income per share for the first quarter of 2011 was positively impacted by $0.58 per share for a non-cash reduction in the valuation allowance against the company’s net U.S. deferred tax assets.

Non-GAAP Results for the First Quarter 2011
▪	Adjusted EBITDA for the quarter was $12.9 million, as compared to $4.9 million for the first quarter of 2010.
▪	Adjusted net income for the quarter was $7.5 million, as compared to $2.1 million for the first quarter of 2010.
▪	Diluted adjusted net income per share was $0.18 for the quarter, as compared to $0.05 for the first quarter of 2010.

Guidance for 2011 Annual Performance
DealerTrack raises revenue and GAAP and non-GAAP earnings guidance for the full year 2011 as follows:

Expected GAAP Results
▪
Revenue for the year is expected to be between $324.0 million and $330.0 million, net of approximately $3.7 million of contra-revenue, compared to the previous estimate of between $316.0 million and $324.0 million.

▪	GAAP net income for the year is expected to be between $24.0 million and $26.5 million, compared to the previous estimate of between $2.9 million and $5.4 million.
▪	Diluted GAAP net income per share for the year is expected to be between $0.56 and $0.62, compared to the previous estimate of between $0.07 and $0.13.

Expected Non-GAAP Results
▪	Adjusted EBITDA for the year is expected to be between $62.0 million and $66.0 million, compared to the previous estimate of between $57.0 million and $61.0 million.
▪	Adjusted net income for the year is expected to be between $33.2 million and $35.7 million, compared to the previous estimate of between $29.2 million and $31.7 million.
▪	Diluted adjusted net income per share for the year is expected to be between $0.78 and $0.83 compared to the previous estimate of between $0.68 and $0.74.

GAAP net income and adjusted net income per share guidance for the year are based on an assumed 42.8 million diluted weighted average shares outstanding.  The guidance assumes that new car sales will be approximately 12.8 million units and used car sales will be approximately 13.0 million units for 2011.  The assumptions for diluted weighted average shares outstanding and new and used car sales are unchanged from our prior estimates.

Mark O’Neil, chairman and chief executive officer of DealerTrack, commented, “We are very pleased with our results for the first quarter as our transaction businesses benefitted from strong car sales and a significant improvement in the credit environment, particularly subprime lending.  In addition, the momentum in our subscription business is very strong, as dealers are feeling more confident and increasingly willing to invest in solutions that will improve their operations.”  O’Neil continued, “Today’s results illustrate the leverage in our business model, which, if car sales and credit availability continue to improve, will enable us to continue to deliver strong results.”

Conference Call

DealerTrack will host a conference call to discuss its first quarter 2011 results and other matters on May 9, 2011 at 5:00 p.m. Eastern Time.  The conference call will be webcast live on the Internet at http://ir.dealertrack.com/eventdetail.cfm?eventid=95733.  In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary.  Callers should dial in approximately 10 minutes before the call begins.  A replay will be available on the DealerTrack website until May 31, 2011.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income.  Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, contra-revenue and may exclude certain items such as:  impairment charges, restructuring charges, acquisition-related earn-out compensation expense and professional service fees, realized gains or (losses) on securities and certain other non-recurring items.  Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue and may also exclude certain items, such as: impairment charges, restructuring charges, acquisition-related earn-out compensation expense and professional service fees, realized gains or (losses) on securities and certain other non-recurring items.  These adjustments to net income, which are shown before taxes, are adjusted for their tax impact.

Adjusted EBITDA and adjusted net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities as the purchase accounting treatment of acquisitions can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, as well as particular intangibles (which tend to have a relatively short useful life), can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements.  Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons.  Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance.  Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income and has provided a reconciliation of adjusted EBITDA to GAAP net income and adjusted net income to GAAP net income in Attachment 4 to this press release.

About DealerTrack (www.dealertrack.com)

DealerTrack's intuitive and high-value software solutions and services enhance efficiency and profitability for all major segments of the retail automotive industry, including dealers, lenders, OEMs, agents and aftermarket providers.  DealerTrack, whose solution set for dealers is the industry's most comprehensive, operates the largest online credit application network in the United States, connecting approximately 17,000 dealers with more than 1,000 lenders. DealerTrack’s Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access to enhance their efficiency, while DealerTrack AAX delivers the inventory management tools and services needed to accelerate used-vehicle turn rates and help increase profits for dealers.  DealerTrack’s Sales and F&I solutions allow dealers to streamline the entire sales process as they structure deals from a single integrated platform.  Its Compliance solution helps dealers meet legal and regulatory requirements and protect their assets. DealerTrack also offers additional solutions for the automotive industry including electronic motor vehicle registration and titling applications, paper title storage, and digital document services. DealerTrack's family of companies also includes data and consulting service providers ALG and Chrome Systems. For more information, visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding DealerTrack’s expected 2011 performance, the long-term outlook for its business, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; reductions in auto dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; DealerTrack’s success in implementing an ERP system; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

Attachment (1) Actual Results
Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Net revenue	$77,191	$56,785
Cost of revenue	42,866	30,717
Product development	3,742	3,598
Selling, general and administrative	31,601	27,408
Total operating expenses	78,209	61,723
Loss from operations	(1,018)	(4,938)
Interest and other income, net	246	691
Realized gain on securities	-	582
Loss before benefit from income taxes	(772)	(3,665)
Benefit from income taxes	25,500	1,214
Net income (loss)	$24,728	$(2,451)

Basic net income (loss) per share	$0.61	$(0.06)
Diluted net income (loss) per share	$0.59	$(0.06)
Weighted average shares outstanding (basic)	40,851,659	40,154,275
Weighted average shares outstanding (diluted)	42,103,811	40,154,275

Adjusted EBITDA (non-GAAP) (a)	$12,901	$4,942
Adjusted EBITDA margin (non-GAAP) (b)	17%	9%
Adjusted net income (non-GAAP) (a)	$7,490	$2,065
Diluted adjusted net income per share (non-GAAP) (c)	$0.18	$0.05

Stock-based compensation expense was classified as follows:
Cost of revenue	$427	$403
Product development	$185	$151
Selling, general and administrative	$2,330	$2,188

(a)	See Reconciliation Data in Attachment 4.
(b)	Represents adjusted EBITDA as a percentage of net revenue.
(c)	For the three months ended March 31, 2010, the adjusted net income per share of approximately $0.05 is based on 41,148,416 diluted weighted average shares outstanding.

Attachment (2) Condensed Consolidated Balance Sheets
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	March 31, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$57,549	$192,563
Short-term investments	578	490
Customer funds	2,408	-
Customer funds receivable	14,141	-
Accounts receivable, net	33,864	24,273
Prepaid expenses and other current assets	25,905	17,929
Total current assets	134,445	235,255

Property and equipment, net	22,504	18,875
Software and website development costs, net	32,625	29,875
Intangible assets, net	102,728	23,163
Goodwill	212,223	136,408
Deferred taxes and other long-term assets	46,049	15,387
Total assets	$550,574	$458,963

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$32,355	$28,575
Deferred revenue	7,196	5,010
Customer funds payable	16,549	-
Other current liabilities	803	728
Total current liabilities	56,903	34,313

Long-term liabilities	52,549	15,733
Total liabilities	109,452	50,046
Total stockholders' equity	441,122	408,917
Total liabilities and stockholders' equity	$550,574	$458,963

Attachment (3) Consolidated Statements of Cash Flows
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Operating activities:
Net income (loss)	$24,728	$(2,451)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	11,745	9,240
Deferred tax (benefit) provision	(24,670)	13,372
Stock-based compensation expense	2,942	2,742
Provision for doubtful accounts and sales credits	1,737	1,463
Amortization of deferred interest	-	41
Deferred compensation	50	-
Stock-based compensation windfall tax benefit	(1,304)	(629)
Realized gain on securities	-	(582)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(6,420)	(5,004)
Customer funds and customer funds receivable	(6,057)	-
Prepaid expenses and other current assets	(3,301)	(18,016)
Accounts payable and accrued expenses	(11,350)	5,219
Customer funds payable	6,057	-
Deferred revenue and other current liabilities	788	(69)
Other long-term liabilities	705	184
Deferred rent	92	30
Other long-term assets	809	(13,206)
Net cash used in operating activities	(3,449)	(7,666)

Investing activities:
Capital expenditures	(3,102)	(2,527)
Capitalized software and website development costs	(3,359)	(2,244)
Payment for acquisition of business and intangible assets, net of acquired cash	(128,482)	(2,278)
Net cash used in investing activities	(134,943)	(7,049)

Financing activities:
Principal payments on capital lease obligations	(159)	(126)
Proceeds from the exercise of employee stock options	2,215	97
Proceeds from employee stock purchase plan	175	236
Purchase of treasury stock	(437)	(590)
Stock-based compensation windfall tax benefit	1,304	629
Net cash provided by financing activities	3,098	246

Net decrease in cash and cash equivalents	(135,294)	(14,469)
Effect of exchange rate changes on cash and cash equivalents	280	170
Cash and cash equivalents, beginning of period	192,563	197,509
Cash and cash equivalents, end of period	$57,549	$183,210

	Three Months Ended
	March 31,
	2011	2010
Supplemental disclosure:
Cash paid for:
Income taxes	$1,280	$2,536
Interest	14	18
Non-cash investing and financing activities:
Accrued capitalized hardware, software and fixed assets	3,725	1,843
Capitalized stock-based compensation	31	18
Receivable for sale of securities	-	1,419
Assets acquired under capitalized leases	-	289

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

GAAP net income (loss)	$24,728	$(2,451)
Interest income	(104)	(126)
Interest expense	32	59
Benefit from income taxes	(25,500)	(1,214)
Depreciation of property and equipment and amortization of capitalized software and website costs	4,885	4,006
Amortization of acquired identifiable intangibles	6,860	5,234
EBITDA (non-GAAP)	10,901	5,508
Adjustments:
Contra-revenue	943	-
Integration and other related costs (including stock-based compensation)	652	-
Acquisition related and other professional fees	330	16
Acquisition related earn-out compensation expense	75	-
Realized gain on securities	-	(582)
Adjusted EBITDA (non-GAAP)	$12,901	$4,942

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

GAAP net income (loss)	$24,728	$(2,451)
Adjustments:
Amortization of acquired identifiable intangibles	6,860	5,234
Stock-based compensation (excluding integration and other related costs)	2,815	2,742
Integration and other related costs (including stock-based compensation)	652	-
Acquisition related and other professional fees	330	16
Contra-revenue	943	-
Acquisition related earn-out compensation expense (a)	75	-
Amended state tax return impact (non-taxable)	32	-
Realized gain on securities (non-taxable)	-	(582)
Deferred tax asset valuation allowance (non-taxable)	(24,548)	-
Tax impact of adjustments (b)	(4,397)	(2,894)
Adjusted net income (non-GAAP)	$7,490	$2,065

(a)	$45 thousand of the acquistion related earn-out compensation expense is non-taxable.
(b)
 The tax impact of adjustments for the three months ended March 31, 2011, are based on a U.S. statutory tax rate of 38.3% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.6% and 38.0%, respectively. The tax impact of adjustments for the three months ended March 31, 2010, are based on a U.S. effective tax rate of 36.8% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 35.9% and 36.8%, respectively.

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2011
	Expected Range

GAAP net income	$24.0	$26.5
Interest, net	(0.1)	(0.1)
Benefit from income taxes	(16.5)	(15.3)
Depreciation and amortization	20.7	21.0
Amortization of acquired identifiable intangibles	28.2	28.2
EBITDA (non-GAAP)	56.3	60.3
Adjustments:
Non-recurring costs (a)	2.0	2.0
Contra-revenue	3.7	3.7
Adjusted EBITDA (non-GAAP)	$62.0	$66.0

(a)	Includes certain professional fees, and integration and other related costs.

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)
	Year Ending December 31, 2011
	Expected Range

GAAP net income	$24.0	$26.5
Adjustments:
Stock-based compensation	12.0	12.0
Amortization of acquired identifiable intangibles	28.2	28.2
Non-recurring costs (a)	2.0	2.0
Deferred tax asset valuation allowance (non-taxable)	(19.0)	(19.0)
Contra-revenue	3.7	3.7
Tax impact of adjustments (b)	(17.7)	(17.7)
Adjusted net income (non-GAAP)	$33.2	$35.7

(a)	Includes certain professional fees and integration and other related costs.
(b)	The tax impact of adjustments are based on a blended tax rate of 38.6% applied to taxable adjustments.

Attachment (5) Summary of Business Statistics
DEALERTRACK HOLDINGS, INC.
Summary of Business Statistics (Unaudited)
Three months ended

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2011	2010	2010	2010	2010

Active U.S. dealers (a)	17,373	16,829	16,961	17,120	17,102
Active U.S. lenders (b)	1,010	970	921	891	847
Transactions processed (in thousands) (c)	16,774	11,997	13,296	12,239	11,841
Active U.S. lender to dealer relationships (d)	146,660	137,058	137,388	137,919	127,724
Subscribing dealers (e)	14,239	13,996	13,856	13,468	13,705

(a)
We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. DealerTrack network during the most recently ended calendar month.  For the three months ended March 31, 2010, the number of active U.S. dealers was updated from the number originally reported (16,860).  For the three months ended June 30, 2010, the number of active U.S. dealers was updated from the number originally reported (17,343).   The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the DealerTrack network.

(b)	We consider a lender to be active in our DealerTrack network as of a date if it is accepting credit application data electronically from U.S. dealers in the DealerTrack network.
(c)	Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Processing Solutions and DealerTrack Canada networks at the end of a given period.
(d)	Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer.
(e)	Represents the number of dealerships with one or more active subscriptions on the DealerTrack or DealerTrack Canada networks at the end of a given period.

Attachment (5) Summary of Business Statistics
DEALERTRACK HOLDINGS, INC.
Summary of Business Statistics (Unaudited)
Three months ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2011	2010	2010	2010	2010

Transaction revenue (in thousands)	$38,435	$25,091	$27,188	$26,851	$22,870
Subscription revenue (in thousands)	$33,865	$32,205	$31,273	$30,341	$29,728
Other revenue (in thousands)	$4,891	$4,710	$4,667	$4,715	$4,187
Average transaction price (a)	$2.35	$2.16	$2.09	$2.19	$1.93
Average monthly subscription revenue per subscribing dealership	$798	$769	$759	$749	$719

(a)
Represents the average revenue earned per transaction processed in the DealerTrack, DealerTrack Aftermarket, DealerTrack Processing Solutions and DealerTrack Canada networks during a given period.  Revenue used in calculation adds back contra-revenue.

TRAK-E ###